UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2025

GSR III ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42399	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Balcones Drive, Suite 100

Austin, TX 78731

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (914-369-4400)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one seventh of one right	GSRTU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	GSRT	The Nasdaq Stock Market LLC
Rights, each whole right entitling the holder to receive one Class A ordinary share	GSRTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

PIPE Financing Agreements

On September 23, 2025, GSR III Acquisition Corp (the “Company”) entered into Subscription Agreements (the “PIPE Subscription Agreement”) with certain institutional and accredited investors (the “Subscribers”), pursuant to which the Company agreed to issue and sell, in a private placement (the “PIPE Financing”), an aggregate of approximately $31.8 million of its ordinary shares (the “PIPE Shares”), warrants to purchase ordinary shares of the Company at $12.00 per share (the “Half Warrants”) and warrants to purchase ordinary shares of the Company at $16.00 per share (the “Quarter Warrants, and together with the Half Warrants, the PIPE Warrants”). The PIPE Financing is being conducted in connection with the Company’s previously announced business combination (the “Business Combination”) with Terra Innovatum s.r.l., an Italian limited liability company (“Terra OpCo”), Terra Innovatum Global N.V., a Dutch public limited liability company (“PubCo” and together with the Company and Terra OpCo, the “Registrants”) and related parties.

The PIPE Subscription Agreement provides for the sale of an aggregate of 3,184,000 ordinary shares at a purchase price of $10.00 per share and Half Warrants to purchase up to 1,592,000 ordinary shares and Quarter Warrants to purchase up to 796,000 ordinary shares, subject to adjustment as set forth in the PIPE Warrants. The PIPE Warrants, which will be issued in connection with closing of the PIPE Financing, are exercisable immediately upon issuance and have a term of five years from the date of issuance. The PIPE Shares and PIPE Warrants, as well as the ordinary shares issuable upon exercise of the PIPE Warrants, are subject to registration rights as described therein.

The PIPE Financing is expected to close substantially concurrently with the closing of the Business Combination, subject to the satisfaction of customary closing conditions.

Forms of the PIPE Subscription Agreement, Half Warrant and Quarter Warrant (the “PIPE Agreements”), are attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference.

Half Warrants

When issued in connection with the closing of the PIPE Financing, the Half Warrants entitle the holders to purchase ordinary shares of the Company at an exercise price of $12.00 per share, subject to adjustment as set forth in the Half Warrants. The Half Warrants are exercisable immediately upon issuance and expire five years from the date of issuance. The Half Warrants contains customary anti-dilution provisions, including adjustments for share splits, combinations, dividends, and certain other corporate events.

Quarter Warrants

When issued in connection with the closing of the PIPE Financing, the Quarter Warrants entitle the holders to purchase ordinary shares of the Company at an exercise price of $16.00 per share, subject to adjustment as set forth in the Quarter Warrants. The Quarter Warrants are exercisable immediately upon issuance and expire five years from the date of issuance. The Quarter Warrants contains customary anti-dilution provisions, including adjustments for share splits, combinations, dividends, and certain other corporate events.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference. The PIPE Shares and PIPE Warrants (and the ordinary shares issuable upon exercise of the PIPE Warrants) are being offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D and Regulation S promulgated thereunder. The Subscribers are accredited investors (as defined in Rule 501 of Regulation D) and/or non-U.S. persons (as defined in Regulation S), and the PIPE Shares and PIPE Warrants have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

On September 23, 2025, the Company and Terra Opco issued a joint press release announcing that they had entered into the PIPE Subscription Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Form 8-K will not be deemed an admission as to the materiality of any of the information in this Item 7.01, including Exhibits 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of GSR III Acquisition Corp. Half Warrant
4.2	Form of GSR III Acquisition Corp. Quarter Warrant
10.1	Form of Securities Subscription Agreement
99.1	Press Release, dated September 25, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSR III ACQUISITION CORP

By:	/s/ Gus Garcia
Name:	Gus Garcia
Title:	Co-Chief Executive Officer

Dated: September 29, 2025

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